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                                                                 EXHIBIT (h)(2)


                        FORM OF REGISTRATION AGREEMENT

                           NEXTEL COMMUNICATIONS, INC.

                            (a Delaware corporation)





                             REGISTRATION AGREEMENT









                              Dated: March __, 1997



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                                TABLE OF CONTENTS

REGISTRATION AGREEMENT..........................................................................................  1
         SECTION 1.           Representations and Warranties....................................................  3
                  (a)         Representations and Warranties by the Company.....................................  3
                              (i)      Compliance with Registration Requirements................................  3
                              (ii)     Incorporated Documents...................................................  4
                              (iii)    Independent Accountants..................................................  4
                              (iv)     Financial Statements.....................................................  4
                              (v)      No Material Adverse Change in Business...................................  5
                              (vi)     Good Standing of the Company.............................................  5
                              (vii)    Good Standing of Subsidiaries............................................  5
                              (viii)   Capitalization...........................................................  6
                              (ix)     Description of Common Stock..............................................  6
                              (x)      Authorization of Agreement...............................................  6
                              (xi)     Absence of Defaults and Conflicts........................................  6
                              (xii)    Absence of Labor Dispute.................................................  7
                              (xiii)   Absence of Proceedings...................................................  7
                              (xiv)    Accuracy of Exhibits.....................................................  7
                              (xv)     Possession of Intellectual Property......................................  7
                              (xvi)    Absence of Further Requirements..........................................  8
                              (xvii)   Possession of Licenses and Permits.......................................  8
                  (b)         Officer's Certificates............................................................  8
         SECTION 2.           Covenants of the Company..........................................................  8
                  (a)         Compliance with Securities Regulations and Commission
                              Requests..........................................................................  8
                  (b)         Filing of Amendments..............................................................  9
                  (c)         Delivery of Nextel Registration Statements........................................  9
                  (d)         Delivery of Nextel Prospectuses...................................................  9
                  (e)         Continued Compliance with Securities Laws.........................................  9
                  (f)         Blue Sky Qualifications........................................................... 10
                  (g)         Reporting Requirements............................................................ 10
         SECTION 2A.          Covenants of Underwriters......................................................... 10
         SECTION 3.           Payment of Expenses............................................................... 11
                  (a)         Expenses.......................................................................... 11
                  (b)         Allocation of Expenses............................................................ 11
         SECTION 4.           Indemnification................................................................... 11
                  (a)         Indemnification of Underwriters and the Trust..................................... 11
                  (b)         Indemnification of Company, Directors, Officers................................... 13
                  (c)         Actions against Parties; Notification............................................. 13
                  (d)         Settlement without Consent if Failure to Reimburse................................ 14
         SECTION 5.           Contribution...................................................................... 14
         SECTION 6.           Representations, Warranties and Agreements to
                              Survive Delivery.................................................................. 15
         SECTION 7.           Termination....................................................................... 16
         SECTION 8.           Notices........................................................................... 16


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
         SECTION 9.           Parties........................................................................... 16
         SECTION 10.          GOVERNING LAW..................................................................... 16
         SECTION 11.          Effect of Headings................................................................ 16

         SCHEDULE A
         Exhibit 1(a)(vii)
         Schedule 1(a)(xvii)
         Schedule 1(a)(xv)



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                           NEXTEL COMMUNICATIONS, INC.

                            (a Delaware corporation)


                             REGISTRATION AGREEMENT

                                                                  March __, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
                       Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                       North Tower
                       World Financial Center
                       New York, New York  10281

NEXTEL STRYPES TRUST
c/o Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                       North Tower
                       World Financial Center
                       New York, New York  10281


Ladies and Gentlemen:

         Nextel Communications, Inc., a Delaware corporation (the "Company"), confirms its agreement with NEXTEL STRYPES Trust, a Delaware business trust (the "Trust"), and with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Underwriting Agreement (as defined below)), for whom Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (in such capacity, the "Representatives"), in connection with a transaction


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characterized by the Representatives as involving the proposed issue and sale by the Trust to the Underwriters, acting severally and not jointly, pursuant to a purchase agreement, dated the date hereof (the "Purchase Agreement"), among the Trust, Cherrywood Holdings, Inc. and Vernon Investors, L.L.C. (each, a "Contracting Stockholder" and, together with Rajendra Singh, Neera Singh, The
HRS Education Trust and The SRS Education Trust, a "Shareholder" and, collectively, the "Shareholders"), and the Underwriters, of an aggregate of of the Trust's STRYPES(SM) (each, a "STRYPES"), exchangeable for shares of common stock, par value $.001 per share (the "Nextel Common Stock"), of the Company upon conclusion of the term of the Trust on , 2000 (the "Exchange Date"), and, at the option of the Underwriters, all or any part of ____________ additional STRYPES to cover over-allotments, if any. The aforesaid ____________ STRYPES
(the "Initial Securities") to be purchased by the Underwriters and all or any part of the ____________ STRYPES subject to the option described in Section 2(b) of the Purchase Agreement (the "Option Securities") are hereinafter called, collectively, the "Securities." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         The Company has been advised that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement and the Purchase Agreement have been executed and delivered and following compliance with certain procedures set forth in a letter agreement dated February __, 1997, by and between the Company and Merrill Lynch, as Representative (the "Letter Agreement"). The Company acknowledges that it has been advised that the execution and delivery of this Agreement is a condition to the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, and the Company acknowledges that it is required to enter into this Agreement by the terms of Section 5.20 of the Merger Agreement (as defined herein) and that, in consideration of the Company's obligations under Section
5.20 of the Merger Agreement and the execution and delivery of the Purchase Agreement by the Underwriters and the Trust, the Company is willing to make the representations, warranties and covenants herein contained.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-21171) covering the resale under the Securities Act of 1933, as amended (the "1933 Act") of the shares of Nextel Common Stock deliverable upon exchange of the Securities, including the related preliminary prospectus or prospectuses. Each prospectus used before such registration statement became effective is herein called a "Nextel preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "Nextel Registration Statement." The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Nextel Prospectus." For purposes of this Agreement, all references to the Nextel Registration Statement, any Nextel preliminary prospectus, the Nextel Prospectus or any amendment or supplement to

--------
(SM) Service mark of Merrill Lynch & Co., Inc.


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any of the foregoing shall be deemed to include the copy filed with the
Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Nextel Registration Statement, any Nextel preliminary prospectus or the Nextel Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Nextel Registration Statement, any Nextel preliminary prospectus or the Nextel Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Nextel Registration Statement, any Nextel preliminary prospectus or the Nextel Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Nextel Registration Statement, such Nextel preliminary prospectus or the Nextel Prospectus, as the case may be.

         Prior to the closing under the Purchase Agreement, the Representatives have indicated that the Trust will enter into a forward purchase contract (the "Forward Purchase Contract") with the Contracting Shareholders pursuant to which the Contracting Shareholders will agree to sell and the Trust will agree to purchase, immediately prior to the Exchange Date, the Reference Property required by the Trust to exchange all of the Securities on the Exchange Date as described in the Trust Prospectus, subject to the Contracting Shareholders' rights, to the extent permitted by applicable law, to satisfy their respective obligations thereunder in whole or in part through a cash payment in lieu of delivery of all or a part of the Reference Property.

         SECTION 1.           Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and to the Trust as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Purchase Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Purchase Agreement, and agrees with each Underwriter and the Trust as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for the use of Form S-3 under the 1933 Act. The Nextel Registration Statement has become effective under the 1933 Act and, to the knowledge of the Company, no stop order suspending the effectiveness of the Nextel Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Nextel Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Nextel Registration Statement and


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         any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Nextel Prospectus nor any amendments or supplements thereto, at the time the Nextel Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Nextel Registration Statement or Nextel Prospectus made in reliance upon and in conformity with (x) information furnished to the Company in writing by the Underwriters expressly for use in the Nextel Registration Statement or Nextel Prospectus, (y) information furnished to the Company in writing by the Trust expressly for use in the Nextel Registration Statement or Nextel Prospectus and (z) information furnished by the Shareholders for use in the Nextel Registration Statement or the Nextel Prospectus.

                  Each Nextel preliminary prospectus and the Nextel Prospectus filed as part of the Nextel Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each Nextel preliminary prospectus and the Nextel Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Nextel Registration Statement and the Nextel Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission (including and giving effect to any filed amendments and/or supplements to such documents), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company included in the Nextel Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements of the Company included in the Nextel Registration Statement and the Nextel Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations,


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         stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, except as otherwise stated in the Nextel Registration Statement or the Nextel Prospectus and except for the pro forma financial information included therein (which comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the 1933 Act Regulations); said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Nextel Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Nextel Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Nextel Registration Statement.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Nextel Registration Statement and the Nextel Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Nextel Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each of the subsidiaries of the Company listed on Schedule 1(a)(vii) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Nextel Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse


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         Effect; except as otherwise disclosed in the Nextel Registration
         Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than the pledges related to the secured credit facility arranged by Chase Securities, Inc., J.P. Morgan Securities Inc. and Toronto Dominion Securities
         (USA), Inc. (the "Bank Credit Agreement") and the agreements related to financing arrangements with Motorola, Inc. and NTFC Capital Corporation (the "Vendor Credit Facility"); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Subsidiaries directly or indirectly hold all material assets relating to the conduct of the Company's digital mobile business in the United States.

                  (viii) Capitalization. The shares of outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the shares of Nextel Common Stock issued to the Shareholders pursuant to the Merger Agreement was issued in violation of the preemptive rights of any securityholder of the Company.

                  (ix) Description of Common Stock. The Nextel Common Stock conforms to all statements relating thereto contained in the Nextel Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the


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         Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary, except for any indebtedness as to which the occurrence of a Repayment Event would not result in a Material Adverse Effect.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. There is no action, suit or proceeding, or, to the knowledge of the Company, any inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Nextel Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Nextel Registration Statement, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents of the Company which are required to be filed as exhibits to the Nextel Registration Statement by the 1933 Act which have not been so filed.

                  (xv) Possession of Intellectual Property. Except as set forth on Schedule 1(a)(xv), and except for rights associated with equipment acquired from Motorola, Inc., the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of


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         others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, authorization, approval, consent or registration of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, except such as has been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xvii) Possession of Licenses and Permits. Except as described in the Nextel Prospectus, the Company and its subsidiaries possess such waivers, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and except as listed on Schedule 1(a)(xvii) hereto neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters or to the Trust or counsel for the Trust in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter and to the Trust, as the case may be, as to the matters covered thereby.

         SECTION 2. Covenants of the Company. The Company covenants with each Underwriter and with the Trust as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 2(b), will notify the Representatives and the Trust immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Nextel Registration Statement shall become effective, or any supplement to the Nextel Prospectus or any amended Nextel Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Nextel Registration Statement or any amendment or supplement to the Nextel Prospectus or for additional information, and


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(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Nextel Registration Statement or of any order preventing or suspending the use of any Nextel preliminary prospectus, or of the suspension of the qualification of the shares of Nextel Common Stock deliverable upon exchange of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.

         (b) Filing of Amendments. The Company will give the Representatives and the Trust notice of its intention to file or prepare any amendment to the Nextel Registration Statement including any amendment, supplement or revision to either the prospectus included in the Nextel Registration Statement at the time it became effective or to the Nextel Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives and the Trust with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters or the Trust or counsel for the Trust shall reasonably object.

         (c) Delivery of Nextel Registration Statements. The Company has furnished or will deliver to the Representatives, counsel for the Underwriters, the Trust and counsel for the Trust, without charge, signed copies of the Nextel Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. If applicable, the copies of the Nextel Registration Statement and each amendment thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The provisions of this Section 2(c) in no way affect the agreement of the Shareholders to pay costs as described in the Merger Agreement.

         (d) Delivery of Nextel Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Nextel preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Nextel Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Nextel Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Nextel Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Trust will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The provisions of this Section 2(d) in no way affect the agreement of the Shareholders to pay costs as described in the Merger Agreement.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Purchase Agreement, subject to the applicable provisions of the Letter Agreement. Subject to the applicable provisions of the Letter Agreement, if at any time


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when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, counsel for the Trust or counsel for the Company, to amend the Nextel Registration Statement or amend or supplement the Nextel Prospectus in order that the Nextel Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Nextel Registration Statement or amend or supplement the Nextel Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 2(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Nextel Registration Statement or the Nextel Prospectus comply with such requirements, and the Company will furnish to the Underwriters and the Trust such number of copies of such amendment or supplement as the Underwriters and the Trust may reasonably request (it being the Company's understanding that the Shareholders are paying the relevant costs).

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the shares of Nextel Common Stock deliverable upon exchange of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect through the Exchange Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. Subject to the preceding proviso, in each jurisdiction in which the shares of Nextel Common Stock deliverable at maturity of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect through the Exchange Date.

         (g) Reporting Requirements. The Company, for the period ending March 31, 1998, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 2A. Covenants of Underwriters. The Representatives, on their own behalf and on behalf of the other Underwriters, acknowledge that they have received a copy of the Letter Agreement and will conduct their underwriting activities, including the offering of any Securities, in compliance with the applicable terms of the Letter Agreement. The Representatives have furnished to the Company a true, complete and correct copy of the Purchase Agreement, and will promptly deliver to the Company any amendment or supplement thereto when entered into.

         SECTION 3.           Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Nextel Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters and the Trust of this Agreement, and (iii) the fees and disbursements of the Company's counsel, accountants and other advisors.

         (b) Allocation of Expenses. The provisions of this Section 3 shall not affect any agreement that the Company and the Shareholders may make for the sharing of such costs and expenses.

         SECTION 4.           Indemnification.

         (a) Indemnification of Underwriters and the Trust. Subject to the provisions set forth in this Section 4(a), the Company agrees to indemnify and hold harmless each Underwriter, the Trust and each person, if any, who controls any Underwriter or the Trust within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Nextel Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters or the Trust, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (A) written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Nextel Registration Statement (or any amendment thereto), or any Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto),
(B) written information furnished to the Company by the Trust expressly for use in the Nextel Registration Statement (or any amendment thereto), or any Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto) or (C) written information furnished to the Company by the Shareholders expressly for use in the Nextel Registration Statement (or any amendment thereto), or any Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto).

         In the event that any claim for indemnification under this Section 4(a) or contribution under Section 5 hereof is made against the Company, the indemnified parties acknowledge that in accordance with the agreements contained in the Agreement and Plan of Merger by and among the Company, Dial Call Indimich, Inc., wholly-owned subsidiary of the Company, and Wireless Ventures of Brazil, Inc. ("WVB") dated as of October 28, 1996, as amended by Amendment No. 1 thereto dated December 19, 1996 (the "Merger Agreement"), and the related agreements between the Shareholders and the Company dated February 5, 1997 (the "Indemnity Agreement") and the Joinder Agreement dated February __, 1997 (the "Joinder Agreement"), the Shareholders are required to indemnify the Company, among other things, for claims made under this Section 4(a) or Section 5 by the indemnified parties except in the circumstances specified in the Indemnity Agreement. Accordingly, in the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense under this Section 4(a) or Section 5 hereof (each such circumstance or event, a "Loss") the indemnified parties shall seek to satisfy the Loss in full from the Shareholders by making a written demand upon the Shareholders for such satisfaction, and shall copy the Company on each such written demand. Only if such Loss shall remain unsatisfied in whole or in part 20 days following the date of receipt by the Shareholders of the relevant demand shall any indemnified party have the right to take action to satisfy such Loss by making demand directly on the Company (but only if and to the extent that the Shareholders have not already satisfied (and do not thereafter satisfy) such Loss, whether by settlement, release or otherwise). In the case of reimbursement of expenses pursuant to this Section 4(a) or Section 5 hereof, the indemnified parties shall first seek to obtain such reimbursement in full from the Shareholders by making a written demand upon the Shareholders for such reimbursement and shall copy the Company on each such written demand. Only in the event such expenses shall remain unreimbursed in full or in part 20 days following the date of receipt by the Shareholders of such demand shall the indemnified party have the right to receive reimbursement of such expenses from the Company by making written demand directly on the Company (but only to the extent the Shareholders have not already satisfied (and do not thereafter satisfy) the demand for reimbursement, whether by settlement, release or otherwise).

         In the event that the Company shall be required to satisfy a Loss under this Section 4(a) or Section 5 hereof after the indemnified party or parties involved have served written demand on the Shareholders, the Company shall be entitled to recover from the Shareholders the entire amount of such Loss (other than in the case of a Loss in respect to which the Company is not entitled to indemnification by the Selling Stockholders under the Indemnity Agreement). The Company has delivered to the Representatives a true, correct and complete copy of each of the Merger Agreement, the Indemnity Agreement and the Joinder Agreement.

         (b) Indemnification of Company, Directors, Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Nextel Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Nextel Registration Statement (or any amendment thereto), or any Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Nextel Registration Statement (or any amendment thereto) or such Nextel preliminary prospectus or the Nextel Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch; and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 or Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 5. Contribution. If the indemnification provided for in Section 4 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the parties hereto intend that the Company and the Shareholders, on the one hand and the Underwriters and the Trust on the other hand, in accordance with the applicable provisions of Section 4(a) hereof, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Shareholders on the one hand and the Underwriters and the Trust on the other hand from the offering of the Securities pursuant to the Purchase Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Shareholders on the one hand and the Underwriters and the Trust on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the offering of the Securities pursuant to the Purchase Agreement shall be deemed to be such that the Underwriters and the Trust shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriters, as set forth on the cover of the Trust Prospectus, or, if Rule 434 is used, the corresponding location on the Trust Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company and the Shareholders shall be responsible for the balance.

         The relative fault of the Company and the Shareholders on the one hand and the Underwriters and the Trust on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholders on the one hand or by the Underwriters or the Trust on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding the provisions of this Section 5, the Underwriters and the Trust shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters and the Trust have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         The Company, the Underwriters and the Trust agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 5, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter; each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Trust; and each director of the Company, each officer of the Company who signed the Nextel Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 5 are several in proportion to the number of Securities set forth opposite their respective names on Schedule A hereto and not joint.

         SECTION 6. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant to the Purchase Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons, or by or on behalf of the Trust or controlling persons or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters pursuant to the Purchase Agreement.

         SECTION 7. Termination. In the event that the Underwriters terminate the Purchase Agreement as provided in Section 5, Section 9 or Section 10 thereof, the Underwriters shall promptly give the Company notice thereof and this Agreement shall simultaneously terminate, except that the provisions of
Section 3, the indemnity agreements set forth in Section 4, the contribution provisions set forth in Section 5, and the provisions of Section 6 shall remain in effect.

         SECTION 8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, attention of Julie Richardson; notices to the Trust shall be directed to it c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715, attention of Donald J. Puglisi; notices to the Company shall be directed to it at Nextel Communications, Inc., 1505 Farm Credit Drive, McLean, Virginia 22102, attention of General Counsel.

         SECTION 9. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Company in accordance with its terms.

                                          Very truly yours,

                                          NEXTEL COMMUNICATIONS, INC.



                                          By____________________________________
                                              Name:
                                              Title:


 CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED



By________________________________________________
                   Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.


NEXTEL STRYPES TRUST



By ___________________________
    Donald J. Puglisi,
    as Managing Trustee

                                   SCHEDULE A


                                                          Number of
                                                           Initial
    Name of Underwriter                                  Securities
    -------------------                                  ----------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated......................
Donaldson, Lufkin & Jenrette
   Securities Corporation.........................









                                                        ---------------
Total..............................................        7,168,587
                                                        ===============



                                    Sch A - 1